Exhibit 15.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-286285)of our report dated May 15, 2025, relating to the consolidated financial statements of Huachen AI Parking Management Technology Holding Co., Ltd included in its annual report on Form 20-F for the years ended December 31, 2024, 2023, and 2022.

Singapore

May 15, 2025